Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 7, 2021 (except for the reverse stock split described in Note 2, as to which the date is October 4, 2021) in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-257999) and related Prospectus of Cognition Therapeutics, Inc. for the registration of 3,350,000 shares of its common stock.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

October 4, 2021